UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

As previously announced, our executive management will participate in the UBS Global Health Care Conference to be held May 20-22 at the Sheraton New York Hotel in New York, NY.  Mr. Adrian Adams, our Chief Executive Officer and President, is scheduled to present an overview of the Company and its product pipeline at 3:00 pm ET on Tuesday, May 21, 2013.  In addition, Mr. Adams, James Fickenscher, our Chief Financial Officer, and Will Sargent, our Vice President of Investor Relations, will present to various investors at the conference starting at 8:00 am ET.  A copy of the presentation materials is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The presentation will also be webcast on the “For Investors” section of the Auxilium website under the “Events” tab on May 21, 2013.  To access the live webcast, please log on to Auxilium’s website approximately fifteen minutes prior to the presentation to register and download any necessary audio software.  The presentation replay will be available for ninety days after the event.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following presentation is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed”:

99.1

Presentation materials to be first used by Adrian Adams, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, on May 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: May 21, 2013	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Presentation materials to be first used by Adrian Adams, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, on May 21, 2013.